EXHIBIT 4.1

                    LSI LOGIC CORPORATION

                  1991 EQUITY INCENTIVE PLAN


     1. Purpose of the Plan. The purpose of the LSI Logic Corporation 1991 Equity Incentive Plan (the "Plan") is to enable LSI Logic Corporation (the "Company") to provide an incentive to eligible employees, including officers, and consultants whose present and potential contributions are important to the continued success of the Company, to afford them an opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights, and
(d) stock bonus awards.

     2. Definitions. As used herein, the following definitions shall apply:

          (a)  "Award" means any Option, Right or Stock Bonus
Award granted.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Committee or Committees referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          (e) "Common Stock" means the Common Stock, $0.01 par value (as adjusted from time to time), of the Company.

          (f) "Company" means LSI Logic Corporation, a corporation organized under the laws of the state of Delaware, or any successor corporation.

          (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, provided the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (h)  "Director" means a member of the Board.

          (i) "Disability" means a disability, whether temporary or permanent, partial or total, as defined in Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) if such Common Stock shall then be listed on a national securities exchange, the closing sales price (or the closing bid, if no sales were reported) as quoted on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

             (ii) the closing sales price (or the closing bid, if no sales were reported) as quoted on the NASDAQ National
Market System, or

            (iii) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

             (iv) if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined by the Board of Directors of the Company in its discretion.

          (m) "Incentive Stock Option" means an Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          (n) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

          (o) "Option" means any option to purchase shares of Common Stock granted pursuant to Section 7 below.

          (p) "Optionee" means any holder of an Option or a Stock Appreciation Right, as the context requires.

          (q) "Outside Director" means a Director who is not an Employee of the Company.

          (r) "Plan" means this 1991 Equity Incentive Plan, as hereinafter amended from time to time.

          (s) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under
Section 9 below.

          (t)  "Right" means and includes Stock Appreciation
Rights and Stock Purchase Rights granted pursuant to the Plan.

          (u) "Stock Appreciation Right" means an Award made pursuant to Section 8 below, which right permits the recipient to receive cash or stock equal in value to the difference between the Fair Market Value of Common Stock on the date of grant of the Option and the Fair Market Value of Common Stock on the date of exercise of the Stock Appreciation Right.

          (v) "Stock Bonus Award" means an Award under Section 10 below. A Stock Bonus Award shall permit the recipient to receive a stock bonus (as determined by the Committee) upon satisfaction of such conditions as are set out in the recipient's individual grant. The receipt of a Stock Bonus Award will be based upon any employment or performance-related criteria as the Committee may deem appropriate.

          (w)  "Stock Purchase Right" means the right to purchase
Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the purchaser under Section
9 below.

          (x) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

     In addition, the terms "Tax Date" and "Insiders" shall have meanings set forth in Section 11.

     3. Eligible Participants. Any Employee or Consultant of the Company or of a Subsidiary whom the Committee deems to have the potential to contribute to the future success of the Company shall be eligible to receive Awards under the Plan; provided, however, that any Options intended to qualify as Incentive Stock Options shall be granted only to Employees of the Company or its Subsidiaries.

     4. Stock Subject to the Plan. Subject to Sections 12 and 13, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 4,000,000 shares. Subject to Sections 12 and 13 below, if any shares of Common Stock that have been optioned under an Option cease to be subject to such Option, or if any shares of Restricted Stock or other shares that are subject to any Right, Option or Stock Bonus Award granted hereunder are forfeited or repurchased or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

     5.   Administration.

          (a) Procedure. The Plan shall be administered by (i) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (ii) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Employees who are directors, non-director officers, Employees who are neither directors nor officers and Consultants.

               Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies, however caused and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. As used herein, except in Sections 13, 15 and 21, reference to the Committee shall mean such Committee or the Board, whichever is then acting with respect to the Plan.

          (b) Authority. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee, if there be one, shall have full power to implement and carry out the Plan including, but not limited to, the following:

               (i) to select the Employees and Consultants of the Company and/or its Subsidiaries to whom Options, Rights and/or Stock Bonus Awards may from time to time be granted hereunder;

                 (ii)    to determine whether and to what extent
Options, Rights and/or Stock Bonus Awards, or any combination thereof, are to be granted hereunder;

                (iii)    to determine the number of shares of
Common Stock to be covered by each such Award granted hereunder;

                 (iv)    to approve forms of agreement for use
under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other Award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                  (vi)   to determine whether and under what
circumstances an Option may be settled in cash or Restricted
Stock under Section 7(j) instead of Common Stock;

                   (vii)  to determine the form of payment that
will be acceptable consideration for exercise of an Option or Right granted under the Plan;

                (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                  (ix)   to reduce the exercise price of any
Option or Right only if the total number of such reduced exercise price Options or Rights (including those described in the proviso to the first sentence of Section 7(a) and the proviso to the first sentence in Section 9(a)) shall not exceed three percent of the total number of shares authorized under the Plan and that any such reduction in exercise price shall be authorized by a committee of the Board of Directors comprised solely of independent non-employee directors;

                   (x)   to determine the terms and restrictions
applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Rights.

          The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than March 8, 2001, 10 years from the date the Plan was adopted by the Board.

     7. Stock Options. The Committee, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Option as an Incentive Stock Option or as a Nonstatutory Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options including Options in exchange for the surrender and cancellation of any or all outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

          (a) Option Price; Number of Shares. The Option price, which shall be approved by the Committee, may not be less than the Fair Market Value of the Common Stock at the time the Option is granted; provided however that the Option price may be less than Fair Market Value if the total number of Options (including those described in Section 5(ix) and those described in the proviso to the first sentence in Section 9(a)) to which such price is applicable is not more than three percent of the total number of shares authorized under the Plan and, further, that any such Option price shall be determined by a committee of the Board of Directors comprised solely of independent non-employee directors. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the price shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted, subject to any additional conditions set out in
Section 7(g) below and further provided that the price shall be no less than 50% of the Fair Market Value of the Common Stock on the date the Option is granted.

          The Option agreement shall specify the number of shares of Common Stock to which it pertains.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. The Committee may specify that an Option may not be exercised until the completion of the waiting period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Committee shall fix the period within which such Option may be exercised, which shall not be less than the waiting period, if any, nor, in the case of an Incentive Stock Option, more than 10 years from the date of grant.

          (c) Form of Payment. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares of Common Stock (including, in the discretion of the Committee, Restricted Stock) which (x) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) delivery of an irrevocable subscription agreement for the shares which obligates the option holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of shares to the extent permitted under the Delaware General Corporation Law.

          (d) Effect of Termination of Employment or Death of Employee Participants. In the event that an Optionee during his or her lifetime ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination of employment, shall expire within such time period as is determined by the Committee; provided, however, that in the case of an Incentive Stock Option the Option shall expire unless exercised within a period of 90 days from the date on which the Optionee ceased to be an Employee (or such lesser period as is set out in Option agreement), but in no event after the expiration of the term of such Option as set forth in the Option agreement. If in any case the Committee shall determine that an Employee shall have been discharged for Just Cause (as defined below) such Employee shall not thereafter have any rights under the Plan or any Option that shall have been granted to him or her under the Plan. For purposes of this Section, "Just Cause" means the termination of employment of an Employee shall have taken place as a result of (i) willful breach or neglect of duty; (ii) failure or refusal to work or to comply with the Company's rules, policies, and practices; (iii) dishonesty; (iv) insubordination; (v) being under the influence of drugs (except to the extent medically prescribed) or alcohol while on duty or on Company premises; (vi) conduct endangering, or likely to endanger, the health or safety of another Employee; or (vii) conviction of a felony.

               In the event of the death of an Optionee, that portion of the Option which had become exercisable as of the date of death shall be exercisable by his or her personal representatives, heirs, or legatees within six months of the date of death or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event after the expiration of the term of such Option as set forth in the Option agreement.) In the event of the death of an Optionee within one month after termination of employment, that portion of the Option which had become exercisable as of the date of termination shall be exercisable by his or her personal representatives, heirs, or legatees within six months of the date of death or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event after the expiration of the term of such Option as set forth in the Option agreement.) In the event that an Optionee ceases to be an Employee of the Company or of any Subsidiary for any reason, including death or retirement, prior to the lapse of the waiting period, if any, his or her Option shall terminate and be null and void.

          (e) Leave of Absence. The employment relationship shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board; provided that any such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract, statute or pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing, or (ii) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or its successor. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, if any, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option agreement.

          (f)  Acceleration of Vesting or Waiting Period.  The
Committee may accelerate the earliest date on which outstanding
Options (or any installments thereof) are exercisable.

          (g) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted to Employees under the Plan which are intended to be Incentive Stock Options under
Section 422 of the Code shall be subject to the following terms and conditions:

                 (i) Dollar Limitation. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options become exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted and (ii) the Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares was granted.

                 (ii) 10% Stockholder. If any person to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the following special provisions shall be applicable to the Option granted to such individual:

                         (A)  The Option price per share of the
Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant; and

                         (B)  The Option shall not have a term in
excess of five years from the date of grant.

Except as modified by the preceding provisions of this Subsection
7(g) and except as otherwise required by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

          (h)  Other Provisions.  Each Option granted under the
Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

          (i) Options to Consultants. Options granted to consultants shall not be subject to Sections 7(b) and 7(d) of the Plan, but shall have such terms and conditions pertaining to waiting period (if any), exercise date, and effect of termination of the consulting relationship as the Committee shall determine in each case.

          (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Common Stock (including Restricted Stock), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.


          (k)  Rule 16b-3.  Options granted to persons subject to
Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

     8.   Stock Appreciation Rights.

          (a) Grants With Options. At the sole discretion of the Committee, Stock Appreciation Rights may be granted in connection and concurrently with all or any part of an Option. The following provisions apply to Stock Appreciation Rights that are granted in connection with Options:

               (i) The Stock Appreciation Right shall entitle the Optionee to exercise the rights by surrendering to the Company unexercised a portion of the underlying Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Common Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the underlying Option. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid to the Optionee upon exercise of an Stock Appreciation Right; provided, however, that such limit shall not restrict the exercisability of the underlying Option.

                 (ii)    When a Stock Appreciation Right is
exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable.

                (iii)    A Stock Appreciation Right shall be
exercisable only when and to the extent that the underlying
Option is exercisable and shall expire no later than the date on which the underlying Option expires.

                 (iv)    A Stock Appreciation Right may only be
exercised at a time when the Fair Market Value of the Common
Stock covered by the underlying Option exceeds the exercise price of the Common Stock covered by the underlying Option.

     Notwithstanding the foregoing, neither a Stock Appreciation Right nor any related Option shall be exercisable within the first six (6) months of their terms; provided, however, that this limitation shall not apply in the event that death or Disability of the Optionee occurs prior to the expiration of the six-month period.

               (v) In the event that a Stock Appreciation Right is granted that relates to an Incentive Stock Option, such Right shall contain such additional or different terms as may be necessary under applicable regulations to preserve treatment of the Incentive Stock Option under Section 422 of the Code.

          (b) Grants Without Options. At the sole discretion of the Committee, Stock Appreciation Rights may be granted without related Options. The following provisions apply to Stock
Appreciation Rights that are granted other than in connection with Options:

               (i) The Stock Appreciation Right shall entitle the Optionee, by exercising the Stock Appreciation Right, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by the exercised portion of the Stock Appreciation Right, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the Stock Appreciation Right, as of the date on which the Stock Appreciation Right was granted, provided, however, that the Committee may place limits on the amount that may be paid to the Optionee upon exercise of a Stock Appreciation Right by the grantee.

                 (ii)    Stock Appreciation Rights shall be
exercisable, in whole or in part, at such times as the Committee shall specify in the Optionee's Stock Appreciation Rights agreement. Notwithstanding the foregoing, a Stock Appreciation Right shall not be exercisable within the first six (6) months of its term; provided, however, that this limitation shall not apply in the event that death or Disability of the Optionee occurs prior to the expiration of the six-month period.

          (c) Form of Payment. The Company's obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee in its sole discretion may determine. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at the Fair Market Value as of the date of exercise.

          (d) Compliance With Section 16(b). A person who is subject to Section 16(b) of the Exchange Act may only exercise a Stock Appreciation Right during such time or times as are permitted by paragraph (e) of Rule 16b-3 or any successor provision.

     9.   Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan; provided, however, that the total number of Rights (including those described in the Section 5(ix) and in the proviso to the first sentence of Section 7(a)) shall not exceed three percent of the total number of shares authorized under the Plan and that any such Rights shall be awarded by a committee of the Board of Directors comprised solely of independent non-employee directors. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person shall be entitled to purchase, the price to be paid, which price in the case of Insiders (as defined in Section 11) shall not be more than the par value of the Company's Common Stock, as adjusted from time to time, and the minimum price permitted by the Delaware General Corporation Law and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Committee. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."


          (b) Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

          (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

     10.  Stock Bonus Awards.

          (a) Administration. Stock Bonus Awards may be granted either alone or in addition to other Awards granted under the Plan. Such awards shall be granted for no cash consideration. The Committee shall determine, in its sole discretion, the terms for each Stock Bonus Award, and shall determine the performance or employment-related factors to be considered in the granting of Stock Bonus Awards and the extent to which such Stock Bonus Awards have been earned. Stock Bonus Awards may vary from participant to participant and between groups of participants. Each Stock Bonus Award shall be confirmed by, and be subject to the terms of, a Stock Bonus Award agreement.

          (b) Adjustment of Awards. The Committee may adjust the factors applicable to the Stock Bonus Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

          (c) Termination. Unless otherwise provided in the applicable Stock Bonus Award agreement, if a participant terminates his or her employment or his or her consultancy prior to full vesting of a Stock Bonus Award which is subject to vesting, the Committee may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Committee deems appropriate.

          (d) Form of Payment. The earned portion of a Stock Bonus Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of whole shares of Common Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine. If and to the extent the full amount of a Stock Bonus Award is not paid in Common Stock, then the shares of Common Stock representing the portion of the value of the Stock Bonus Award not paid in Common Stock shall again become available for award under the Plan.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. When a participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Stock Bonus Award, which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

          All elections by participant to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

               (i) the election must be made on or prior to the applicable Tax Date;

              (ii)    once made, the election shall be
irrevocable as to the particular shares as to which the election is made;

             (iii)    all elections shall be subject to the
disapproval of the Committee;

              (iv) if the participant is an officer or Director of the Company or other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act (collectively "Insiders"), the election may not be made within six months of the date of grant of the Option, Right or Stock Bonus Award; provided, however, that this limitation shall not apply in the event that death or Disability of the Optionee occurs prior to the expiration of the six-month period; and

               (v)  if the participant is an Insider, the
election must be made either six months prior to the Tax Date (as determined in accordance with Section 83 of the Code) or in the 10-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings.

     12. Recapitalization. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions, or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Common Stock deliverable in connection with any Option, Right or Stock Bonus Award theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

     13. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of separation, reorganization, or liquidation of the Company, then the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options, Rights or Stock Bonus Awards either (a) make appropriate provision for the protection of any such outstanding Options, Rights or Stock Bonus Awards by the assumption or substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, provided that in the case of Incentive Stock Options, such assumption or substitution comply with Section 424 of the Code, or (b) upon written notice to the participant, provide that the Option or Right must be exercised within 30 days of the date of such notice or it will be terminated. In any such case, the Board or the Committee may, in its discretion, advance the lapse of vesting periods, waiting periods, and exercise dates.

     14. Employment Relationship. Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any recipient's employment or consulting relationship at any time, with or without cause, nor confer upon any recipient any right to continue in the employ or service of the Company or any Subsidiary.

     15. General Restriction. Each Award shall be subject to the requirement that, if, at any time, the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such Award or the issue or purchase of shares thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     16. Rights as a Stockholder. The holder of an Option, Right or Stock Bonus Award shall have no rights as a stockholder with respect to any shares covered by the Option, Right or Stock Bonus Award until the date of exercise. Once an Option, Right or Stock Bonus Award is exercised by the holder thereof, the participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her holding is entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     17. Nonassignability of Awards. Awards made hereunder shall be assignable or transferable by the recipient in accordance with their terms to the extent permitted by the tax and securities laws, including by will or by the laws of descent and distribution, and as otherwise consistent with the specific Plan provisions relating thereto.

     18. Withholding Taxes. Whenever, under the Plan, shares are to be issued in satisfaction of Options, Rights or Stock Bonus Awards granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever, under the Plan, payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     19. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     20. Amendment, Suspension, or Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any participant in the Plan without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or under Section 423 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     21. Effective Date of the Plan. The Plan shall become effective upon adoption by the Board and shall be subject to stockholder approval within 12 months of adoption by
the Board.   Options, Rights and Awards may be granted and
exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.